FOR IMMEDIATE RELEASE

Safeway Inc. Holds 2013 Investor Conference
Provides 2013 Financial Guidance

PLEASANTON, CA - March 6, 2013 - Safeway Inc. (NYSE:SWY) will hold a conference today for institutional investors and research analysts beginning at 8:00 AM PST (11:00 AM EST). Management will review Safeway's recent performance and establish its 2013 financial guidance.

For the year 2013, the company is initiating guidance as follows:

•	Earnings per diluted share of $2.25 to $2.45

•	ID sales growth, excluding fuel, in a range of 2.0% to 3.0%

•	Operating profit margin change, excluding fuel, of flat to positive 10 basis points*

•	Capital expenditures of approximately $1.0 billion to $1.1 billion and

•	Free cash flow in a range of $0.85 billion to $0.95 billion*

“We made progress in 2012 on a number of initiatives, which we believe helped achieve market share gains and positive volume in the U.S. As we move forward, just for UTM, fuel partnerships with Chevron and ExxonMobil, innovation in-store and in private label, as well as growth in Blackhawk and PDC should drive continued positive momentum,” said Steve Burd, Chairman and CEO.

The investor conference will be audio webcast live today from 8:00 AM PST to approximately 12:00 PM PST at http://www.safeway.com/investor_relations. Click on the webcast link to access the event. The audio replay will be available in an archived format for approximately two weeks after the meeting.

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America. The company operates 1,641 stores in the U.S. and Canada and had sales of $44.2 billion in 2012.

* See reconciliations.

CONTACT:
Christiane Pelz, 925-467-3832

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings per diluted share, identical-store sales growth, operating profit margins, capital expenditures and free cash flow. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; loss of a key member of senior management, including the failure to effectively manage the succession of our departing Chairman and Chief Executive Officer or Chief Information Officer; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

RECONCILIATION OF OPERATING PROFIT MARGIN BASIS-POINT CHANGE
EXCLUDING FUEL AND GAIN FROM LEGAL SETTLEMENTS IN 2012

Basis point (decrease) increase over prior year
	2013 Guidance
	Low	High
Basis point change in operating profit margin	(21)	(11)
Fuel impact	9	9
Gain from legal settlements in 2012	12	12
Basis point change in operating profit margin, excluding fuel and gain from legal settlements in 2012	—	10

RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW
	2013 Guidance
	Low	High
Net cash flow from operating activities	$1,700	$1,900
Net cash flow used by investing activities	(850)	(950)
Free cash flow	$850	$950

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